MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Exhibit 4.31
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
This Bonus Program and Strategic Alliance Agreement (“Agreement”) was executed on the date hereof between MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA., limited liability corporation, headquartered in the City of São Paulo, State of São Paulo, at Avenida das Nações Unidas, 14.171, Rochaverá Corporate Plaza, Torre C Edifício Crystal Tower - 20º andar, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/ME”) under No. 05.577.343/0001-37, herein represented pursuant to its articles of association (“MASTERCARD BRASIL”); and PAGSEGURO INTERNET S.A., corporation headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 1.384, 4º andar, parte A, Jardim Paulistano, CEP 01.451-001, enrolled with CNPJ/ME under No. 08.561.701/0001-01, herein represented pursuant to its bylaws (“CLIENT”). MASTERCARD BRASIL and CLIENT are hereinafter individually referred to as Party, and jointly as Parties.
Capitalized terms used herein shall have their definition provided in Exhibit A, whether used in singular or in plural.
Whereas:
a)    The CLIENT is licensed by Mastercard International, Inc. and also a business partner of MASTERCARD BRASIL; and
b)    MASTERCARD BRASIL and the CLIENT have decided to execute a Bonus Program aiming to promote, within the Brazilian market:
(i)    the ongoing and increase in the issuance of Mastercard Pagseguro Cards, as prepaid cards (“Mastercard PagSeguro Cards - Prepaid”); and
(ii)    the launch of a new product, upon the issuance of a Mastercard PagSeguro Card, as credit and prepaid cards which also accepts debit charges (“Mastercard PagSeguro Cards - Credit”, “Mastercard PagSeguro Cards - Prepaid (OLC)”), jointly referred to as “Mastercard PagSeguro Cards - Combo”), subject to the terms and conditions provided in section 3.1(i), with the subsequent growth of this Portfolio.
The Parties hereby decide, as strategic allies, to execute this Agreement, pursuant to the following terms and conditions:
I    AGREEMENT OF 10/31/2016
1.1.    This Agreement fully replaces the Bonus Program and Strategic Alliance Agreement executed between the parties on October 31, 2016 (“Prepaid Portfolio Bonus Agreement”), which, as from June 30, 2020, is no longer effective for all legal purposes, as well as all the other rights and obligations by which the Parties were bound.
1.1.1.    Upon termination of the Prepaid Portfolio Bonus Agreement, the Parties agree that any earned Bonus not yet received and/or any outstanding balances shall be made available and/or credited to the CLIENT’s account by October 30, 2020, pursuant to the terms in the debit note to be provided by the CLIENT.
1.1.2.    Specifically regarding the 5th installment of the Bonus (Innovation Forum) under section 5.6 of the Prepaid Portfolio Bonus Agreement, in the amount of [*****], which the CLIENT has already earned, it may be used by the CLIENT for the commute of its executives to Mastercard’s Innovation Forum in 2021.
1.1.2. Except for the amount to be received by the CLIENT and/or Bonus that has been earned but not yet provided under the aforementioned agreement, the Parties grant each other full, absolute, irrevocable, unrestricted and general release of all rights and obligations by which the Parties were bound, and shall, as from the date hereof, be bound by this Agreement.
[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
II    BONUS
2.1. Subject to the applicable conditions provided below to each Bonus, and provided that the CLIENT complies on a timely manner with all obligations provided in section III, MASTERCARD BRASIL shall provide the CLIENT with the following Bonus:
a)    Sign-On Bonus. MASTERCARD BRASIL shall provide the amount of [*****] as “Sign-On Bonus” to the CLIENT. The Sign-On Bonus shall be provided to the CLIENT [*****] as from the execution of the Agreement.
b)    Bonus on POS Revenue from Credit Portfolio. From Year 2 to Year 7, MASTERCARD BRASIL shall provide the following amounts to the CLIENT as “Bonus on POS Revenue from Credit Portfolio” (BPS), as per Volume achievement range (POS), multiplied by POS Revenue from Credit Portfolio for each evaluation period (Year defined in exhibit A). The Bonus is subject to the achievement of [*****], for each year.

% of Volume achieved (POS)	Years 2 to 7
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000; unit used to calculate Bonus.
Applicable Conditions:
(i)    Bonus on POS Revenue from Credit Portfolio shall only be paid if the CLIENT achieves [*****]. If such minimum percentage is not achieved in any given Year, the CLIENT shall not be entitled to the Bonus.
(ii)    If the CLIENT achieves or exceeds [*****], the Bonus shall be provided, pursuant to the chart above and subject to the maximum limit of [*****].
(iii)    The Bonus is calculated on the Volume of Total POS Revenue in Credit Portfolio for the current Year.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
c)    Bonus on POS Revenue from Prepaid Portfolio (OLC). From Year 2 to Year 7, MASTERCARD BRASIL provides to the CLIENT, as “Bonus on POS Revenue from Prepaid Portfolio (OLC)”, the following amounts (BPS), as per Volume achievement range (POS), multiplied by Total Revenue (POS) from Prepaid Portfolio (OLC) for each evaluation period. The Bonus is subject to the achievement of [*****], and to the following chart for payouts:

% of Volume achieved (POS)	Years 2 to 7
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000 unit used to calculate the Bonus’ amount.
Applicable Conditions:
(ii)    Bonus on POS Revenue from Prepaid Portfolio (OLC) will be paid if the CLIENT achieves [*****]. If such minimum percentage is not achieved in any given Year, the CLIENT shall not be entitled to the Bonus.
(iii)    If the CLIENT achieves or exceeds [*****], the Bonus shall be provided, pursuant to the chart above and subject to the maximum limit of [*****].
(iv)    Bonus is calculated on the Volume of POS Revenue from Prepaid Portfolio (OLC).
d)    Bonus on POS Incremental Revenue from Prepaid Portfolio. From Year 1 to Year 7, MASTERCARD BRASIL provides to the CLIENT, as “Bonus on POS Incremental Revenue from Prepaid Portfolio”, the following amounts (BPS), as per Volume achievement range (POS), multiplied by POS Incremental Revenue from Prepaid Portfolio (OLC) for each evaluation period. The Bonus is subject to the achievement [*****], and to the following chart for payouts:

% of Volume achieved (POS)	Years 1 to 7
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000 unit used to calculate the Bonus’ amount.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Applicable Conditions:
(i)    Bonus on POS Incremental Revenue from Prepaid Portfolio will be paid if the CLIENT achieves [*****]. If such minimum percentage is not achieved for a certain Year, the CLIENT shall not be entitled to the Bonus.
(ii)    If the CLIENT achieves or exceeds [*****] the Bonus shall be provided, pursuant to the chart above and subject to the maximum limit of [*****].
(iii)    The Bonus is calculated on the Volume of POS Incremental Revenue from Prepaid Portfolio.
e)    Bonus on Advisory Services from Advisory Services with Mastercard Advisors. MASTERCARD BRASIL provides to the CLIENT, as “Bonus on Advisory Services”, the amount [*****], as per the chart below:

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Applicable Conditions:
(i)    The installment of Bonus on Advisory Services corresponding to Year 1 will be paid [*****], on date mutually agreed between the Parties and, despite its early payment, it will be subject to the CLIENT achieving [*****].
–If the CLIENT does not achieve [*****] for Year 1, the CLIENT shall pay MASTERCARD BRASIL a fine equivalent to [*****], with reference to Year 1 within thirty (30) days, as from the receipt of notice requesting payment of such fine;
–If the CLIENT achieves from [*****] for Year 1, the CLIENT shall pay MASTERCARD BRASIL a fine, on a pro-rata basis, calculated on the achieved result of the goal of the Volume of Total POS Revenue for Year 1.
–In the event of early termination of the Agreement at the CLIENT’s fault, regardless of the reason or Year of termination, the CLIENT undertakes to pay MASTERCARD BRASIL a fine equivalent to [*****], within thirty (30) days as from the receipt of notice requesting payment of such fine.
(ii)    Bonus’ installments from Year 2 to Year 7 shall be paid early at the beginning of each Year, upon the achievement of the goals of Volume of Total POS Revenue for the previous Year. If the CLIENT does not achieve [*****], the Bonus installment for such year shall not be due.
(iii)    The annual amounts of the Bonus are calculated [*****] and they must be used by the CLIENT within the Year it is provided, subject to the loss of Bonus, except for specific scenarios, duly proven by the CLIENT, which shall be previously analyzed and agreed between the Parties.
(iv)    In addition to the obligation of achieving [*****], the CLIENT undertakes to maintain, during the Term, the volume of the Annual Recurring Revenue. If there is a reduction in the CLIENT’s Annual Recurring Revenue for any given year, the CLIENT undertakes to pay a fine to MASTERCARD BRASIL in an amount equivalent to [*****], within thirty (30) days from the receipt of notice requesting reimbursement.
(v)    Bonus on Advisory Services is subject to the terms and conditions agreed between the Parties on June 17, 2020, No. 278021.3 (“Terms and Conditions”). The amount of all Bonus shall be established in the applicable “Statement of Work” or simply “SOW” (pursuant to the Terms and Conditions), effective for such services and for the periods when the Bonus will be delivered and the works shall be concluded within the Bonus availability period.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
f)    Bonus on POS Recurring Revenue from Prepaid Portfolio. MASTERCARD BRASIL provides to the CLIENT, as a “Bonus on POS Recurring Revenue from Prepaid Portfolio”, the amounts described in the chart below as per Volume achievement range (POS), Recurring Revenue (POS), which reflects the Prepaid Portfolio for each assessment period. The Bonus shall be paid on the volume of POS Recurring Revenue for Prepaid Portfolio for a certain Year and is subject to the CLIENT achieving or exceeding, [*****], as per chart below:

% of Volume achieved (POS)	Years 1 to 7
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000 unit used to calculate the Bonus’ amount.
Applicable Conditions:
(i)    Bonus on Recurring Revenue for Prepaid Portfolio will be paid if the CLIENT achieves or exceeds [*****]. Otherwise, the CLIENT shall not be entitled to the Bonus.
(ii)    Once [*****] is achieved, MASTERCARD BRASIL shall pay [*****] to the CLIENT, which shall be calculated on the volume of POS Recurring Revenue from Prepaid Portfolio for that Year.
g)    Bonus on Annual Marketing Support. MASTERCARD BRASIL provides to the CLIENT, as “Bonus on Annual Marketing Support”, the total amount of [*****], to be paid according to the chart below:

Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Applicable Conditions:
(i)    The installment of the Bonus on Annual Marketing Support corresponding to Year 1, will be paid [*****] on date mutually agreed between the Parties and, despite its early provision, it will be subject to the CLIENT achieving [*****] .
–If the CLIENT does not achieve [*****] for Year 1, the CLIENT shall pay MASTERCARD BRASIL a fine equivalent to [*****], with reference to Year 1, within thirty (30) days, as from the receipt of notice requesting payment of such fine;
–If the CLIENT achieves [*****] for Year 1, the CLIENT shall pay MASTERCARD BRASIL a fine, on a pro-rata basis, calculated on the achieved result of the goal of the Volume of Total POS Revenue for Year 1;
–In the event of early termination of the Agreement at the CLIENT’s fault, regardless of the reason or Year of the termination, the CLIENT undertakes to pay MASTERCARD BRASIL a fine equivalent to [*****], within thirty (30) days as from the receipt of notice requesting payment of such fine.
(ii)    Bonus’ installments from Year 2 to Year 7 shall be paid early at the beginning of each Year, upon the achievement of the goals of Volume of Total POS Revenue for the previous Year. If the CLIENT does not achieve, [*****], the Bonus installment for such year shall not be due.
(iii)    The annual amounts of the Bonus are calculated [*****] and they must be used by the CLIENT within the Year it is provided, subject to the loss of Bonus, except for specific scenarios, duly proven by the CLIENT, which shall be previously analyzed and agreed between the Parties.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
(iv)    In addition to the obligation of achieving [*****], the CLIENT undertakes to maintain, during the Term, the volume of the Annual Recurring Revenue. If there is a reduction in the CLIENT’s Annual Recurring Revenue for any of the years, the CLIENT undertakes to pay a fine to MASTERCARD BRASIL in an amount equivalent to [*****], within thirty (30) days as from the receipt of notice requesting reimbursement.
(v)    This Bonus shall be used by the CLIENT as established in the Annual Marketing Plans, as previously agreed between the Parties, in order to pay for expenses related to communication, promotion, campaigns, product development and other actions regarding the issuance of Cards of the Mastercard Portfolio and for the implementation of the award program for the Cards.
(vi)    MASTERCARD BRASIL shall pay the Bonus to the CLIENT, upon receiving and analyzing all Quarterly Reports required by this Agreement for each Year. Any installment of the Bonus on Annual Marketing Support may be paid in full or partially, directly to the CLIENT or to a strategic vendor of MASTERCARD BRASIL (marketing agencies or promotions that have been certified by MASTERCARD BRASIL), as previously and expressly agreed between the Parties.
(vii)    MASTERCARD BRASIL shall approve, together with the CLIENT, any marketing campaign/initiative focused on and concerning the Mastercard Portfolio performed with amounts established herein, regardless whether MASTERCARD BRASIL decides to take part or not.
h)    Bonus on Total ATM Revenue from Prepaid Portfolio. MASTERCARD BRASIL provides to the CLIENT, as “Total ATM Revenue from Prepaid Portfolio”, the amount equivalent to [*****], for Prepaid Mastercard PagSeguro Cards, included in the Mastercard Portfolio, with Bonus paid pursuant to the following chart:

% of Volume achieved (POS)	Years 1 to 7
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000 unit used to calculate the Bonus’ amount.
Applicable Conditions:
(i)    Once [*****] is achieved or exceeded, MASTERCARD BRASIL shall pay [*****], which shall be calculated on the volume of Total ATM Revenue from Prepaid Portfolio for that Year.
(ii)    If the CLIENT does not achieve at least [*****], the Bonus shall not be paid.
i)    Bonus on Total ATM Revenue from Credit Portfolio. MASTERCARD BRASIL provides to the CLIENT, as “Total ATM Revenue from Credit Portfolio”, the amount equivalent to [*****] for Prepaid Mastercard PagSeguro Cards, included in the Mastercard Portfolio, with Bonus paid pursuant to the following chart:

% of Volume achieved (POS)	Years 1 to 7
[*****]	[*****]
[*****]	[*****]
*BPS (basis points): 1/10000 unit used to calculate the Bonus’ amount.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Applicable Conditions:
(i)    Once [*****] is achieved or exceeded, MASTERCARD BRASIL shall pay [*****], which shall be calculated on the volume of Total ATM Revenue from Credit Portfolio for that Year.
(ii)    If the CLIENT does not achieve at least [*****], the Bonus shall not be paid.
III.    CLIENT’S OBLIGATIONS
3.1.    In consideration for the receipt of the Bonus that will be provided by Mastercard, the CLIENT agrees with, on a cumulative basis, all obligations presented below (“CLIENT’s Obligations”):
(i)    Mastercard PagSeguro Card – Combo - The CLIENT shall launch the Mastercard PagSeguro Card - Combo in up to twelve (12) months, as from the Effective Date hereof (“Launching Date”), as credit and prepaid cards, but also accepting debit charges. The CLIENT is aware that MASTERCARD BRASIL has the intent to launch the new product Prepaid Mastercard (DMC - Debit), as from the second semester of 2021. The Parties hereby agree that, due to the closeness of the launching date, the CLIENT is not required to proceed with the reissuance or migration of any Prepaid Mastercard PagSeguro Card (“OLC”) for at least five (5) years as from the Launching Date of Mastercard PagSeguro Card - Combo. However, the CLIENT is aware that the product is subject to new conditions and rules. Thus, in order to include the new product into the CLIENT’s Mastercard Portfolio and to make it the subject matter hereof, the Parties hereby agree that they will negotiate, at the implementation of the new product, the new terms and conditions for the product, which shall be reflected in this Bonus Program, through contractual amendment. For clarification purposes, the contractual amendment will have the sole and exclusive purpose of adding the terms and conditions to the new product, and the CLIENT may not change any condition agreed upon herein with respect to the other products and Bonus.
(ii)    Non-Exclusive Basis and Priority in the issuance of Mastercard PagSeguro Card - Combo: This Agreement is executed on a non-exclusive basis. Despite that, the CLIENT warrants, on its own account and on account of its Affiliates, during the Term of the Agreement, to give priority to the use of “Mastercard” logo in the issuance of the Mastercard PagSeguro Card - Combo, in relation to the logo of any Mastercard Competitor, and the CLIENT shall use its best efforts to mandatorily issue Mastercard PagSeguro Cards Combo. During the Term hereof, the CLIENT undertakes not to migrate from Mastercard PagSeguro Card - Combo to any other Mastercard Competitor.
(iii)    Volume of Total POS Revenue Goals: The CLIENT, during the Term, undertakes to achieve all goals related to the Volume of Total POS Revenue for Pagseguro Cards from Mastercard Portfolio listed below, as per the following chart:

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
GOALS FOR VOLUME OF TOTAL POS REVENUE FOR MASTERCARD PORTFOLIO (R$)

PagSeguro Cards from Mastercard Portfolio	POS Volume (Credit)	POS Volume (OLC Prepaid)	Incremental POS Volume (Prepaid)	POS Recurring Volume (Prepaid)	Total (R$)
Year 1	[*****]	[*****]	[*****]	[*****]	[*****]
Year 2	[*****]	[*****]	[*****]	[*****]	[*****]
Year 3	[*****]	[*****]	[*****]	[*****]	[*****]
Year 4	[*****]	[*****]	[*****]	[*****]	[*****]
Year 5	[*****]	[*****]	[*****]	[*****]	[*****]
Year 6	[*****]	[*****]	[*****]	[*****]	[*****]
Year 7	[*****]	[*****]	[*****]	[*****]	[*****]
3.1.1.    The Parties hereby represent that the goals above were previously established by and agreed between the Parties.
3.1.2.    Volume Processing. Except as otherwise expressly provided herein, all Transactions made with products from Mastercard Portfolio shall be submitted for authorization, release and settlement through GCMS and Banknet Systems, as per the guides on operational policies by Mastercard - “Authorization Manual” and “Settlement Manual”, which can be accessed through the Mastercard Online, on Section “Member Publication”.
3.1.3.    Use of the Bonus. The CLIENT agrees to use the Bonus received under the terms and conditions established herein, and it is aware that the Bonus will be exclusively and fully invested in the development of businesses related to the activity performed by the CLIENT, which are directly or indirectly linked to the partnership between the Parties, with the purpose of launching Mastercard PagSeguro Card - Combo (with credit and prepaid functions, also accepting debit transactions), in addition to the continuity and expansion of the issuance of Prepaid Mastercard Pagseguro Cards, which shall occur through special promotions and marketing campaigns together with the activation of the Cards (special marketing promotion of the Cards in all of the CLIENT’s point of sales, in printed or electronic media, through telemarketing, mailing list or any other means, including electronic means and promotion of cultural or sports events), anti-churn campaigns, special promotion of the Cards during festive occasions generally used by shops or any other activity with the direct purpose of developing Mastercard Portfolio and that also is under the common interest of the Parties. The CLIENT shall not use any Bonus for the benefit of any product from any brand other than “Mastercard”, Including, but not limited to, any Mastercard Competitor. If the CLIENT uses any amounts from any Bonus any purposes other than the ones provided herein, it will result in a material breach hereof.
3.1.4.    Cards with the Mastercard Brand. The CLIENT shall provide support, promote the volume of Mastercard Portfolio Cards businesses, and shall keep the Mastercard Brand and its relevant portfolios on the Cards, subject to all of the CLIENT’s management policies under operational, risk, credit, and other aspects, as cards with the “Mastercard” Brand, for as long as the relationship between the Card Holders and the CLIENT lasts. Except as expressly requested by the card holder, the CLIENT shall not convert any Mastercard Card (regardless of the date or issuance entity, whether before or during the Term hereof) into a new card with any brand other than “Mastercard”.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
3.1.5.    Mastercard Rules All rights, obligations, terms and conditions included herein are supplementary and do not replace, for all legal purposes, each of the rights, obligations, terms and conditions of the CLIENT and MASTERCARD BRASIL provided for in the Mastercard Rules and other associated rules. In the event of any divergence between the provisions herein and the provisions included in the Mastercard Rules and other associated rules, the provisions in Mastercard Rules shall prevail. The CLIENT shall use all efforts to cause its employees to comply with and apply Mastercard Rules, including, but not limited to, the requirement that each store affiliated to the CLIENT shall display the Mastercard brand, indicating that all Mastercard cards are accepted, regardless of the issuing financial institution, in the location and in each store affiliated to the CLIENT. If the CLIENT does not comply with the obligations herein established, it will result in a material and severe breach of this Agreement, in addition to any other guarantees that MASTERCARD BRASIL may be entitled hereunder, pursuant to Law, MASTERCARD BRASIL is not required to pay Bonus to the CLIENT.
3.1.6.    Penalty for early termination by the client or decrease in Volume of POS Recurring Revenue (Prepaid). In the event of early termination of the Agreement by the CLIENT, regardless of the reason or Year of the termination, or in the event of a lower POS Recurring Revenue from Prepaid Portfolio for any of the years of the Agreement, the CLIENT undertakes to pay MASTERCARD BRASIL a fine equivalent to [*****], within thirty (30) days as from the receipt of notice requesting payment of such fine.
IV    PAYMENTS
4.1.    Payments. Unless otherwise specified herein, all Bonus shall be paid within sixty (60) days from the assessment of the compliance with the relevant goal and/or obligation, as established in Section Two and Three hereof. As a rule, unless otherwise provided herein, all payments shall be performed through MCBS (Mastercard Consolidated Billing System) or using another method exclusively established by MASTERCARD BRASIL upon prior and express notice to the CLIENT.
4.1.2.    Reports and Auditing. As a condition to the obligation of MASTERCARD BRASIL to annually provide the Bonus, as specified in Section II hereof, upon the closing of each calendar quarter (Jan/Mar, Apr/Jun, Jul/Sep, Oct/Dec –“Performance Quarters”), the CLIENT shall provide a breakdown in the Quarterly Reports, pursuant to the rules of MasterCard Worldwide, of all information related to the actual number of Cards and Accounts issued or converted, the total Cards and Accounts issued (specifying the International Use Accounts and Domestic Accounts, if any) and the Revenue Volume for the previous Performance Quarter, listed by type of Card. The Quarterly Report may include additional information, provided that it is previously agreed between the CLIENT and MASTERCARD BRASIL, as periodically requested by MASTERCARD BRASIL, also provided that the CLIENT receives a prior notice in this regard. In order to check such information and for the CLIENT to comply with this agreement, MASTERCARD BRASIL and its assigned Independent Auditors shall be entitled to audit the books and records of the CLIENT, exclusively in regards to any information comprised in those reports, upon prior notification submitted sixty (60) days in advance to the CLIENT concerning the scope and nature of the analysis that shall be restricted to the purpose hereof, and the CLIENT reserves its right not to share any information subject to a non-disclosure obligation or protection and confidentiality of data. MASTERCARD BRASIL shall bear all costs related to the audit procedures and the CLIENT undertakes to cooperate and to obtain full support from its independent auditors and any other personnel needed concerning any audit to be performed by MASTERCARD BRASIL. If the audit is not performed by Independent Auditors, the CLIENT shall be entitled to have the audit checked or approved by an Independent Audit firm mutually chosen by MASTERCARD BRASIL and the CLIENT. If the audit presents any discrepancy, or underpayment or overpayment of any amounts due hereunder, the relevant Party shall pay the other Party, as mutually agreed, the amounts established by the audit as due or payable to the other Party in this regard.

[*****] Confidential information redacted

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Clawback. Any Bonus, other cash amounts or benefits provided by MASTERCARD BRASIL at any time, exceeding or as an early payout of Bonus accumulated periodically, shall be subject to future compliance and offset against amounts of Bonus that may be earned by the CLIENT. MASTERCARD BRASIL, upon prior notice, shall charge any amount that may be paid early from the CLIENT, if later proved that the CLIENT was not entitled to that amount or amounts, whether as a difference or in full, due to the non-compliance with, lower performance or breach of the Agreement’s terms. MASTERCARD BRASIL may also return any amounts through MCBS account or any other means it deems suitable, if necessary, at any time during the Term or event after the Agreement is terminated. Such right is additional to any other right or resource MASTERCARD BRASIL may have judicially under the terms of the Agreement.
4.2.1.    The amounts to be refunded, whether in whole or proportionally as provided for herein, will be adjusted based on IGPM-FGV index and calculated from the date of actual non-performance of the obligations described above to the actual payment date.
4.3.    Calculation of Bonus (excluding any other benefits, support or Bonus agreement). Notwithstanding anything to the contrary herein, in order to avoid the double payment of Bonus related to the Cards and all associated transactions and volumes, the Parties agree that any amounts paid hereunder will be excluded from Bonus calculation if: (i) said Cards, transactions or volumes are subject to any other benefit, support or bonus agreement entered into between MASTERCARD BRASIL, Mastercard International and/or its Affiliates
and the CLIENT, or between MASTERCARD BRASIL, Mastercard International and/or its Affiliates and any other entity, other than as set forth herein, including any amounts resulting from co-branded under specific agreement, or (ii) if the CLIENT or any other entity, such as the successor of an Acquired Entity or Acquired Portfolio, receives now or in the future, under any condition, the support or Bonus agreement entered into between MASTERCARD BRASIL and said Acquired Institution or its Affiliates or the assignor of said Acquired Portfolio in relation to these Cards, transactions or volume.
V.    TERM AND TERMINATION
5.1. The Agreement will come into effect on the date it is executed, July 1, 2020 (“Effective Date”), until June 30, 2027 (“End Date”), provided that the obligations set forth in Section VIII (“Confidentiality”) and Section XI (“General Conditions of the Agreement”) hereof shall survive until the date of execution hereof and after this agreement is ended or terminated. Each Year hereof will begin and end as set forth in Exhibit A.
5.1.1. Mastercard Pagseguro Card - Combo must be launched within twelve (12) months, counted from the Effective Date.
5.2.    This agreement may be immediately terminated, with cause, upon express prior notice:
(i)    Non-performance of any of the obligations set forth herein, by any of the Parties, within forty-five (45) days after notice in this regard, except as otherwise agreed between the Parties or as the Parties otherwise mutually agree on a different term to remedy such default; or
(ii)    Proven insolvency by any of the Parties, demonstrated by any deferred court-supervised or out-of-court reorganization or adjudication of bankruptcy.
5.2.2. If MASTERCARD BRASIL terminates this Agreement without cause, the CLIENT shall not bear any burden, including, but not limited to, return of any amounts paid, subject matter hereof. MASTERCARD BRASIL shall notify the CLIENT thirty (30) days in advance on the termination without cause of this Agreement.
5.3.    MASTERCARD BRASIL will have the right to immediately terminate this Agreement upon express and prior notice to the CLIENT in the following events:
(i)    if the CLIENT is controlled by any unaffiliated third-party, whether or not a Mastercard Competitor, whether through a transaction for the acquisition of assets, spin-off, consolidation, merger or any other corporate reorganization transaction; or
(ii)    if the CLIENT, through any business or financial transaction, disposes of, assigns under any circumstance or otherwise provides as guarantee, to any unaffiliated third-party, whether or not a Mastercard Competitor, the portfolio of Mastercard Cards, in whole or in part.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
5.4.    Subject to the provisions set forth in sections 2.1.(e), (g), (h), (i), and 3.1.6., in the event of early termination of this Agreement by the CLIENT, the CLIENT shall pay a fine under the terms set forth therein to MASTERCARD BRASIL. In the event of termination of this Agreement, pursuant to sections 5.2. (i) and (ii) hereof, the CLIENT shall pay a fine to MASTERCARD BRASIL for all Bonuses paid until the moment of termination.
VI    ACQUIRED CARDS
6.1.    General terms. If the CLIENT acquired cards from another entity ("Acquired Party") through merger, consolidation, spin-off, joint venture, acquisition of portfolio or any other acquisition of any nature (including, but not limited to, the right to operate and manage said cards - hereinafter referred to as "Acquisition Transaction"), after the Effective Date hereof, said Cards will be referred to as "Acquired Cards” and will be subject to this Agreement after closing of the acquisition transactions as set forth in this Section 6.
6.2.    Acquired Mastercard Cards. If the Acquired Cards are Mastercard:
(i)    they are subject to a benefit, support or Bonus agreement with MASTERCARD BRASIL, provided that the Acquired Cards and all associated transactions and volumes will be excluded from this Agreement and will remain subject to said benefit, support or bonus agreement under the terms set forth therein until the expiration or termination of said agreement, provided, further, that MASTERCARD BRASIL and the CLIENT may agree in writing on a prior date, event in which the Parties shall mutually agree on the acceptable terms to include the Acquired Mastercard Cards and all associated transactions and volumes in the scope of this Agreement;
(ii)    the Acquired Cards subject to the terms and conditions for the closing of the Acquisition Transaction are not subject to any benefit, support or Bonus agreement with MASTERCARD BRASIL, provided, however, that any volume generated by the Acquired Mastercard Cards after closing of the Acquisition Transaction ("Acquired Volume") will be excluded from the calculation of Bonus supporting additional volume in a given Year until the Parties agree on a base-volume that includes such acquired volume for the applicable period.
6.3.    Competing brand cards acquired. If the Acquired Cards fall under the definition of Cards, but have been issued, managed or offered by the Acquiror as Competing Cards ("Bound Competing Cards"):
(i)    The CLIENT shall use its best efforts so that the Acquired Cards are converted into Cards Mastercard within twelve (12) months from the closing of the Acquisition Transaction, which term may be renegotiated between the Parties, unless the Acquired Cards are subject to a contractual obligation that prevents them from being converted into Mastercard Cards that: (a) has been formalized in a bound written agreement which the Acquiror was party to prior to the closing of the Acquisition Transaction; (b) the CLIENT has not persuaded, influenced or induced, directly or indirectly, the Contracting Party to enter into or after the Effective Date; (c) has not been renewed or amended at the end or after the closing of the Acquisition Transaction; and (d) the CLIENT, as successor of the Acquiror, does not have the right to terminate without affecting or incurring in financial penalties under this Agreement ("Pre-Existing Obligation");
(ii)    If the CLIENT promptly notifies MASTERCARD BRASIL and provides sufficient documentation (reasonably satisfactory to Mastercard, pursuant to applicable laws) on the terms of any Pre-Existing Obligation, including any financial penalties imposed on conversion, the CLIENT will not be required to convert the Competing Cards Acquired into Mastercard Cards within twelve (12) months after the expiration or termination of the Pre-Existing Obligation (whether due to payment of financial penalties, whether under its terms or otherwise). MASTERCARD BRASIL may, at its sole discretion, reimburse the CLIENT for any financial penalties directly related to the removal of any Pre-Existing Obligation, event in which the CLIENT shall promptly remove said obligation and shall convert the cards pursuant to the schedule set forth in this Section;
(iii)    After converting the Competing Cards Acquired as described in this Section 5, the entire Volume and associated tractions generated by said converted cards will be automatically included in this Agreement.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
VII    DISPOSAL, ASSIGNMENT OR TRANSFER OF MASTERCARD PORTFOLIO
7.1. If the CLIENT disposes of or transfers (through a sale of assets, transfer of portfolio, sale of shares, spin-off, consolidation or merger, as provided by law or otherwise), any Mastercard Portfolio to any third-party, the CLIENT shall expressly make sure that all obligations set forth herein are bound by and expressly assumed by the assignee or successor, as well as shall provide for in the legal instrument resulting from said disposal or transfer of any Mastercard Portfolio that MASTERCARD BRASIL will have the right to perform the obligation to maintain the credit card brand directly against the assignee/successor of the portfolio (provided that no act or omission by the CLIENT shall constitute defense against it). The duty to expressly provide for said obligations in the assignment agreement shall not apply to the companies comprising the same economic group as the CLIENT, which shall, in this event, communicate MASTERCARD BRASIL of any assignment to companies comprising its economic group.
VIII    CONFIDENTIALITY
8.1.    During the Effective Term and for the additional term of five (5) years, as from the termination of this Agreement, MASTERCARD BRASIL and the CLIENT shall keep all Confidential Information obtained from one another confidential, as set forth herein. The Parties may not use any information (i) the disclosing Party indicates in writing as exclusive and/or confidential; or (ii) that due to its disclosure circumstances should be deemed, in good-faith, exclusive and/or confidential (“Confidential Information”), except as otherwise set forth herein The Parties may not disclose any Confidential Information to any third-party unless upon prior written notice from the other Party. Confidential Information may only be disclosed to those who need to be aware of them in the companies (as long as these persons are bound by the confidentiality obligations set forth herein). Confidential Information may not be disclosed to any third-party unless previously and expressly approved by the disclosing Party, provided that any of the Parties may disclose them to their auditors, regulatory bodies, members of their Board of Directors and Board of Executive Officers, or to their internal or external lawyers, as long as these persons are informed about and subject to the obligations set forth in this Section. “Confidential Information” does not include information: i) already under the possession of the receiving Party or known by the receiving Party at the moment it has received it, without violation to any obligation due to the disclosing Party; (ii) known by the public not by virtue of an act performed by the receiving Party; (iii) legally received from a third-party, as long as the receiving Party complies with any restrictions imposed by any third-party; (iv) disclosed by the receiving Party as required by court order, by a governmental body, or any other laws or rules that are applicable or disclosed with respect to any dispute resolution hereunder; or (v) created by the receiving Party regardless of this Agreement.
8.1.1.    The provisions set forth in this section shall replace the confidentiality obligation set forth in any previous communications between the Parties with respect to the subject matter hereof. The Parties acknowledge that, in the event any of the Parties breach the provisions set forth in this section, the non-breaching Party may suffer immediate and irreparable loss that may not be fully redressed by pecuniary damages. Therefore, in addition to any right of recourse or termination set forth herein, conferred upon the non-breaching Party under applicable laws, the non-breaching Party will have the right to file a preliminary injunction against any breach, in any competent Court, and the other Party hereby waives any requirements applicable to the claiming Party of posting bond or assuming any other commitment under said preliminary injunction. In the event any such breach results in a third-party claim, the breaching Party shall indemnify, defend and hold the non-breaching Party harmless from any claims, interests, expenses (including reasonable attorney’s fees disbursed with trial and appellate courts), fines and costs results from said third-party claim(s).
IX    REPRESENTATIONS AND WARRANTIES
9.1. Each of the Parties hereby represents and warrants to have all powers and authorization required to enter into this Agreement which, after signed and formalized, will be legally valid and binding upon pursuant to all of its terms. The Parties warrant that they are legally qualified under their bylaws to cause their Affiliates to perform the obligations set forth herein.
X    TAXES
10.1. Each of the Parties will be individually responsible for their own Taxes, as provided by applicable tax laws, as well as for any income, gross income, franchise or taxes charged upon the exercise of similar business activities in any country, State or location in their own revenues or receipts, as well as for any taxes on real estate or amount and any associated interests or penalties imposed by Law. All payment made, consideration provided and the amount of services provided by the Parties hereunder include all applicable taxes on sales, use, excise, occupancy, goods and services, or any other tax or fee of similar nature.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
11.    GENERAL CONDITIONS
11.1.    Notices. Any notice, communication, documentation or declaration made in writing, required or that needs to be submitted to any of the Parties under the terms of this Agreement will be deemed to have been duly sent when delivered in person or received, if sent by courier service generally accepted by the market, to the addresses of each of the Parties indicated in the recitals hereof, or to any other addresses any of the Parties may later indicate upon sending notice.
11.2.    Irrevocability. This Agreement is entered into on an irrevocable and Irreversible basis, binding upon the Parties and any successors. The rights and obligations of the Parties hereunder shall be binding upon and revert to the benefit of each of the Parties or their respective successors and assignees, provided that none of the Parties may assign to any third-party their rights and obligations, except as otherwise previously and expressly authorized by the other Party, provide, further, that the CLIENT shall be released from the need to obtain authorization when the assignment or transfer is made to companies comprising its economic group, or to companies with which the CLIENT maintain a corporate bond, as parent company, subsidiary, or affiliate, or to companies in which the parent company of the CLIENT holds interest, provided that any of the Parties may assign their rights hereunder to a wholly-owned subsidiary. If any person takes part in this Agreement or in the subject matter hereof on any account, whether by virtue of voluntary or involuntary transfer, as provided by law or otherwise, said participation will be subject to all terms and conditions hereof, and, by acquiring or holding such participation, the acquiror or holder thereof will be deemed definitely bound by all terms and conditions set forth herein.
11.3.    No Waiver. Failure or delay by any of the Parties hereof to comply with any of the provisions set forth herein, or the non-exercise of any right set forth herein, or the non-requirement to comply with any of the provisions set forth herein will not be construed as waiver to the provisions set forth herein. Except as otherwise expressly set forth herein, no waiver shall be effective unless it is made in writing. No act, conduct or course of negotiation by any of the Parties, and no failure, refusal or impediment from performing any act by any Parties shall constitute any change or amendment to any of the terms and conditions set forth herein.
11.4. Potential invalidation, non-applicability. If any section hereof is, for any reason, deemed unenforceable or invalid by any law or court decision, such unenforceable or invalid provision shall not affect any other provision set forth in this Agreement, which shall be then construed as if said unenforceable or invalid provision had never been included in this Agreement. In this case, the Parties shall immediately negotiate, in good-faith, a provision to replace such unenforceable or invalid provision, which shall reflect the original intent and purpose of the replaced provision.
11.5.    Act of God or force majeure. None of the Parties will be held liable for any delay or non-performance of obligations to the extent such delay or non-performance results from events of act of God or force majeure, as defined in the sole paragraph of article 393 of the Brazilian Civil Code (Law No. 10,406, dated January 10, 2002). If any event of act of God or force majeure occurs, the affected Party shall submit a written notice to the other indicating the nature of said event of act of God or force majeure and the measures the affected Parties shall immediately take to reduce or avoid the effects from said event of act of God or force majeure and how long such event is expected to occur. Then, the term to perform the acts and obligations whose performance was affected by such act (and any corresponding acts or obligations of the compliance Party) will be extended for as long as the event of act of God or force majeure lasts, provided that the defaulting Party shall have used its best efforts to overcome or resolve such event of act of God or force majeure and their consequences.
11.6.    Change of Control. If any of the Parties acquires (directly or indirectly) any ownership interests through change of Control, the legal successor thereof will be subject to all terms and conditions of this Agreement, and shall comply with all terms and perform all obligations set forth herein. Except as otherwise set forth herein, in writing, the Parties hereby agree that MASTERCARD BRASIL will not be required to pay Bonus or offer any other benefits hereunder, and that the successor will be not any rights against MASTERCARD BRASIL with respect to this Agreement, if, upon such change of Control, the legal successor of the CLIENT: (i) cannot perform the obligations set forth herein; (ii) may cause MASTERCARD BRASIL to suffer any losses to its reputation by virtue of such change of Control; (iii) is a direct Competitor of MASTERCARD BRASIL, or any of its Affiliates, including, but not limited to, a competing brand (“Mastercard Competitor”); or (iv) is not authorized or licenses to manage Mastercard cards or programs pursuant to the Mastercard Rules or is not in compliance with the Mastercard Rules.
11.7.    Entire Agreement. This Agreement constitutes the entire agreement between the Parties as to the obligations and rights set forth herein, and it supersedes all previous agreements between the Parties on this Bonus Program. No amendment, in whole or in part, or waiver to the terms and conditions set forth herein shall be binding upon the Parties unless made through an Instrument of Amendment, duly signed by the authorized representatives of the Parties.
11.8.    Independent Parties. The Parties shall comply with all laws and regulations and normative acts applicable to this Agreement. The Parties shall perform their respective obligations under the terms set forth therein as independent parties, and no provisions set forth herein shall be deemed to create any employment bond, partnership or relationship between grantor-grantee or employer-employee between the Parties hereof, nor will them grant any right, power or authorization, expressly or tacitly, upon any Party, to bind or create any duty or obligation on behalf of the other Party.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
11.9.    Compliance with antibribery and anticorruption laws. In all actions related to this Agreement, the CLIENT and MASTERCARD BRASIL shall comply with all applicable antibribery and anticorruption laws, as well as assure that their subcontractors and employee also comply with all applicable antibribery and anticorruption laws. Violation to this Section shall constitute material breach of this Agreement.
11.10.    Principles of honesty and good-faith. This Agreement was entered into between the Parties under the principles of honesty and in good- faith, and upon the obtaining of all consents, and it may be signed in one or more counterparts, same in content and form, each of which shall jointly constitute a single original counterpart.
11.11.    Intellectual Property and Trademarks. The Parties agree that all trademarks and logos to be used hereunder refers to registered trademarks owned by Mastercard International, Inc. or the CLIENT, who hold all intellectual property rights associated to said trademarks. Each of the Parties acknowledges, with respect to the trademarks and logos of the other Party, that no licenses on any such intellectual or industrial property rights are assigned hereunder. Each of the Parties further acknowledges that the trademarks and logos of the other Party constitute a highly valuable asset, reason by which each of them undertakes to respect and protect them, refraining from using them, whether directly or indirectly, for any purpose other than the purpose expressly set forth herein. The improper use by any of the Parties of the trademarks and logos of the other Party will give rise to the immediate termination of this Agreement, without prejudice to any applicable court and out-of-court measures, as well as the applicable reparation and damages due.
11.12.    Indemnification. Each of the Parties (“Indemnifying Party”) shall, at its own cost, defend, protect, indemnify and hold the other Party, its Affiliates, and any of their respective shareholders, board members, officers, employees, agents (jointly, “Indemnified Party”) harmless from any claims, liabilities, obligations, actions, lawsuits, resulting from any alleged act or omission by the Indemnifying Party, or by any of its employees, agents and subcontractors related to the subject matter hereof, as well as from all and any expenses (including reasonable attorney’s fees), judgments, fines, costs, amounts paid under settlements or any losses or damages incurred by the Indemnified Party or its Affiliates. The Indemnifying Party shall immediately notify the Indemnified Party with respect to any events or circumstance the former believes may result in an indemnify obligation, and the Indemnified Party shall cooperate with the Indemnifying Party in its defense and resolution. The Parties agree that, under no circumstance, the indemnification set forth in this Section shall exceed the total and global amount of this Agreement, which remains limited, and that the Parties shall not be held liable for any indirect or punitive losses, even by fault or as a result of fraud. The limitation of liability set forth in this Section does not apply to breaches of confidentiality and intellectual property, which shall survive the termination of this Agreement and will not be limited for purposes of indemnification, as provided by law, through proper proceeding.
11.13.    Venue and Jurisdiction. This Agreement shall be governed in accordance with the Laws of the Federative Republic of Brazil. The Parties agree that all and any claims or controversies arising from the execution and performance of this Agreement, which have not been amicably settled between the Parties based on the principles of ethics and good-faith, which govern their business transaction, shall be filed with the Central Court of the Judicial District of São Paulo, State of São Paulo, to the express waiver of any other, however privileged it may be.
11.14.    Electronic Signature. The Parties acknowledge the truthfulness, authenticity, integrity, validity and effectiveness of this Agreement and its terms also in electronic format and/or signed by means of electronic certification, pursuant to article 10, paragraph 2, of Provisional Presidential Decree No. 2,220-2, dated August 24, 2001, as well as the signature by means of the electronic signature platform used to prove the legitimacy and integrity of the documents in electronic form, which shall produce all of its effects in relation to the signatories thereof. The Parties further agree that the electronic signature of this Agreement does not prevent or affect its enforceability, which must be deemed, for all legal purposes, an out-of-court execution instrument. If an individual represents more than one Party to this Agreement, as attorney-in-fact or legal representative, the sole registration of his/her signature by means of digital certificate in this Agreement will be deemed valid representation of all Parties being represented herein, for all legal purposes. This Agreement shall become effective for all Parties as from the date indicated herein, even if one or more Parties sign this Agreement electronically at a later date.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
IN WITNESS WHEREOF, the Parties execute this Agreement, by their legal representatives, in two (2) counterparts, same in content and form, in the presence of two witnesses, for all legal purposes, binding upon their represented parties and any successors or assignees thereof.
São Paulo, July 1, 2020.
PAGSEGURO INTERNET S.A.

-DocuSigned by:	/s/ Paulo César Frossard Severino	-DocuSigned by:	/s/ Maurício Fernandes
Name:	Paulo César Frossard Severino	Name:	Maurício Fernandes

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA.

-DocuSigned by:	/s/ Artur Gaulke Schunck	-DocuSigned by:	/s/ Renato Bertozzo Duarte
Name:	Artur Gaulke Schunck	Name:	Renato Bertozzo Duarte

PAGSEGURO INTERNET S.A.

Witnesses:

-DocuSigned by:	/s/ Deborali Cardoso Bruno de B.	-DocuSigned by:	/s/ Susanne S. Souza
Name:	Deborali Cardoso Bruno de B.	Name:	Susanne S. Souza

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
EXHIBIT A DEFINITIONS

1.DEFINITION OF CONTRACTUAL TERMS
1.1.    For the right understanding and construction hereof, the following definitions marked in bold have been adopted to the terms used in the plural and singular form:
Affiliate - Concerning any of the Parties, any other individual or legal entity that directly or indirectly, using one or more intermediates, controls, is controlled by or is under common control of such individual or legal entity. “Control” (including its associated meanings, “controlled by” or “under common control of”) means the direct or indirect ownership of the power to elect the majority of directors and to carry out the corporate activities and to coordinate the operation of the company’s bodies and policies (whether through the ownership of securities, or shares, or any other ownership rights, arising out of an agreement, proxy with voting rights or by any other means, pursuant to article 116 or Law No. 6,404/76 of the Brazilian Corporate Law).
Year - period of twelve (12) months, as shown:
-    Year 1 from 07/01/2020 to 06/30/2021
-    Year 2 from 07/01/2021 to 06/30/2022
-    Year 3 from 07/01/2022 to 06/30/2023
-    Year 4 from 07/01/2023 to 06/30/2024
-    Year 5 from 07/01/2024 to 06/30/2025
-    Year 6 from 07/01/2025 to 06/30/2026
-    Year 7 from 07/01/2026 to 06/30/2027
Independent Auditor - Audit firm with international reputation, appointed by MASTERCARD BRASIL, among the following: PriceWaterhouseCoopers, EY, Deloitte, or KPMG.
Mastercard PagSeguro Cards - Combo - new product, combining credit and prepaid (single) methods, included in the CLIENT’s Mastercard Portfolio, namely:
(a)    Credit Mastercard PagSeguro Cards, with product code MLC (“Mastercard Credit Microbusiness”); and
(b)    Prepaid Mastercard PagSeguro Cards (OLC), which also accepts debits, with product code OLC (“Mastercard Prepaid Business Card - debit terms”)
Mastercard PagSeguro Cards - Prepaid - Prepaid Mastercard PagSeguro, which also accepts credit charges in dual message, with the Brand “Mastercard”, comprising the CLIENT’s Mastercard Portfolio, with product codes MRW (“Mastercard Prepaid Business Card - credit terms”) and MGR (“Mastercard Prepaid General Spend Consumer”).
Cards or Mastercard PagSeguro Cards –all products included in the CLIENT’s Mastercard Portfolio.
Mastercard Competitor - Any other domestic or foreign company or branch, as the payment arrangement settlor with corporate purposes or commercial activities directly or indirectly involving the Card products subject matter hereof.
Account - Account associated to the Mastercard PagSeguro Cards - Combo, and Mastercard PagSeguro Cards - Prepaid.
Effective Date - 07/01/2020, date of execution of the Agreement by the Parties and date when the Agreement becomes effective.
Launch Date - 07/01/2021, deadline for the first Mastercard PagSeguro Card - Combo to be launched by the CLIENT in the Brazilian market in an effective and proven form.
End Date - 06/30/2027.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Acquiring Firm - Company licensed Mastercard International, Inc. within the Brazilian territory or abroad, which has the purpose of analyzing and accrediting commercial establishments or service providers (“Establishments”) from different segments and activities, located in different regions within Brazil or abroad, to accept “Mastercard” Brand in payment Transactions for goods and/or services. These companies also carry out activities related to the capturing, routing, transmission and processing of Transactions.
POS Recurring Revenue from Prepaid Portfolio - Volume during the period of twelve (12) months prior to the Effective Date, with reference to the Transactions for national and/or international purchases, in full and/or divided into installments, of all Prepaid Mastercard PagSeguro Cards issued by the CLIENTS and comprising the Mastercard Portfolio, in a prepaid term, excluding withdrawal transactions.
Annual Recurring Revenue - total volume, for each Year, of the highest revenue for the years prior to the current one. To calculate the Annual Recurring Revenue for Year 1, the previous year corresponds to the total volume resulted from Transactions achieved for the year from 07/01/2019 to 06/30/2020.
Total POS Revenue - volume of revenue assessed for the period of twelve (12) months, resulted from Transactions made with Mastercard Pagseguro Cards, part of the Mastercard Portfolio, as credit charges, prepaid (OLC) and prepaid (dual message), and processed within GCMS and Banknet Systems (“Mastercard Global Clearing Management System”), excluding withdrawal transactions.
POS Revenue from Credit Portfolio - volume of revenue assessed for the period of twelve (12) months, resulted from Transactions made with Mastercard Pagseguro Cards, which are part of the Mastercard Portfolio, as credit charges, and processed within GCMS and Banknet Systems (“Mastercard Global Clearing Management System”), excluding withdrawal transactions.
POS Revenue from Prepaid Portfolio (OLC) - volume of revenue assessed for the period of twelve (12) months for each Year, resulted from Transactions made with Mastercard Pagseguro Cards (OLC), as prepaid charges, and also accepting debit charges with the Maestro Brand, which are part of the Mastercard Portfolio, and processed within GCMS and Banknet Systems (“Mastercard Global Clearing Management System”), excluding withdrawal transactions.
POS Incremental Revenue from Prepaid Portfolio - volume of revenue assessed for the period of twelve (12) months for each Year, resulted from Transactions made with Mastercard Pagseguro Cards, excluding withdrawal transactions, which are part of the Mastercard Portfolio, as prepaid charges, and processed within GCMS and Banknet Systems (“Mastercard Global Clearing Management System”), deducting the volume of Recurring POS Revenue from Prepaid Portfolio.
Total ATM Revenue from Credit Portfolio - volume of revenue assessed for the period of twelve (12) months for each Year, resulted from Transactions made with Mastercard Pagseguro Cards, as credit charges, captured by Mastercard ATM Network.
Total ATM Revenue from Prepaid Portfolio - volume of revenue assessed for the period of twelve (12) months for each Year, resulted from withdrawal Transactions made with Mastercard Pagseguro Cards, as prepaid charges, captured by Mastercard ATM Network.
ATM Incremental Revenue from Prepaid Portfolio - difference between the Total ATM Revenue and the ATM Revenue from the previous Year. On that difference, the amount to be paid to the CLIENT shall be calculated as Bonus on Incremental Revenue from withdrawal charges captured by Mastercard ATM Network.
ATM Recurring Revenue from Prepaid Portfolio - volume of Annual Revenue, resulting from withdrawal Transactions with Mastercard Pagseguro Cards, as pre-paid cards, captured by Mastercard Acceptance Network, in the period of twelve (12) months immediately prior to the Effective Date.
Bonus Financial resources to be provided by MASTERCARD BRASIL to the CLIENT, under the terms and conditions set forth herein.

MASTERCARD BRASIL SOLUÇÕES DE PAGAMENTO LTDA. Avenida das Nações Unidas, 14.171, Torre Crystal, 20 andar São Paulo, SP.
Trademarks and logos of MasterCard International, Inc. – “MASTERCARD”, “MASTERCARD MAESTRO”, “REDESHOP”, “MASTERCARD ELECTRONIC”, “MAESTRO”, “CIRRUS”, “MASTERCARD PAYPASS”, “MASTERCARD MOBILE”, “MASTERCARD INCONTROL” and any other “Mastercard” brands.
Mastercard Portfolio all portfolios including Mastercard PagSeguro Cards - Combo e Mastercard PagSeguro Cards - Pre-Paid, issued, sold and manages by the CLIENT, under “Mastercard” and/or “MAESTRO” brands, and which solely and exclusively include the products under this Agreement and the Bonus Program, namely:
a)    Mastercard PagSeguro Cards - Credit, with product code: MLC (“Mastercard Credit Micro-Business”);
b)    Mastercard PagSeguro Cards - Pre-Paid (OLC), with product code OLC (“Mastercard Prepaid Business Card – debit terms”); and
c)    Mastercard PagSeguro Cards - Pre-Paid, accepted as credit card in dual message, whose product codes are: MRW (“Mastercard Prepaid Business Card – credit term”) and MGR (“Mastercard Prepaid General Spend Consumer”).
Effective Term has the meaning attributed to it in sections 5.1. and 5.1.1.
Bonus Program Special strategic development plan adopted by MASTERCARD BRASIL in a strategic alliance with a licensed financial or non-financial institution, issuer of payment cards under “Mastercard” brand, which provides for the availability of financial resources and other incentives, for a defined term, as long as all commitments assumed by the issuing entity are complied with, targeting at selling, activation and use of payment cards under Mastercard brands and logos, thus fostering revenues and increasing portfolios.
Mastercard Acceptance Network – Group of business establishments and service providers, from several industries and activities, located in different regions in Brazil and abroad, duly accredited by an Acquiring Firm to accept cards under “Mastercard” brand in payment Transactions for the purchase of goods and/or services.
Quarterly Reports (“QMR – Quarterly Member Reporting”) - reports including information of the actual number of Cards and Accounts that have been issued or converted, the total number of issued Cards and Accounts (indicating the International Use Accounts and National Accounts, if any) and the Volume of Revenue related to the previous Performance Quarter, classified per Card modality.
Banknet Systems and GCMS (“Mastercard Global Management System”) - global systems of Mastercard International, Inc./MASTERCARD BRASIL, to manage, process and settle Transactions made with payment cards under “Mastercard” brand, integrating transactions among establishments part of Mastercard Acceptance Network, issuing financial institutions and holders of cards under “Mastercard” brand.
Transactions - A message of origin and all of its answers and associated recognitions that, jointly, are used to execute a specific transaction of electronic transfer of funds (TEF) or management of network.